Exhibit 99.1
For immediate release                                                    For Further Information:
David E. Bowe, President & CEO, Ascendant Solutions, Inc.
(972) 250-0903

Ascendant Solutions, Inc. Announces First Quarter 2007 Earnings
~ Net Income Increased 465% ~

Dallas (May 14, 2007) - Ascendant Solutions, Inc. (ASDS:OB) today announced its first quarter 2007 earnings which included consolidated revenue of $14,657,000, compared to consolidated revenue of $13,625,000 in the first quarter of 2006. Consolidated net income increased to $518,000, approximately 465%, compared to a loss of $142,000 in the first quarter of 2006. The Company further reported net earnings per share (“EPS”) of $0.02, compared to the first quarter 2006 loss of $0.01 per share. In addition, the Company’s 2007 EBITDA (defined as net income minus, interest, taxes, depreciation and amortization) increased approximately 259% percent in the first quarter of 2007 to $912,000 from $254,000 in the first quarter of 2006. (See table below for a reconciliation of EBITDA to net income (loss) on a GAAP basis.)

David E. Bowe, President & CEO, commented, “The significant progress in our earnings is the result of our successful, ongoing efforts to increase revenue and improve operating margins. We will continue to work toward further improvements in efficiency and profitability in our existing portfolio as we explore new growth and acquisition opportunities.”

Key measures used by the Company’s management to evaluate business segment performance include revenue, cost of sales, gross profit, investment income and EBITDA. EBITDA is calculated as net income before deducting interest, taxes, depreciation and amortization. Although EBITDA is not a measure of actual cash flow because it does not consider changes in assets and liabilities that may impact cash balances, the Company believes it is a useful metric to evaluate operating performance and has therefore included such measures in the discussion of operating results below.

Healthcare Results

The Company’s subsidiary, Dougherty’s Holdings, Inc. (“DHI”), which owns and operates Dougherty’s Pharmacy, Medicine Man Pharmacies and Park InfusionCare, reported an 8.1% increase in first quarter of 2007 revenues to $10,772,000, compared to $9,961,000 in the first quarter of 2006. The growth in revenue is primarily attributed to an increase in the number of retail pharmacy prescriptions filled. Gross profit increased to 33.8% of revenue in the first quarter of 2007, as compared to 30.4% of revenue in the first quarter of 2006, as a result of improvements at both the retail pharmacies and Park InfusionCare. Net income for the first quarter of 2007 improved significantly to $442,000, compared to a net loss in the first quarter of 2006 of $184,000. EBITDA increased by $653,000 to $628,000 in the first quarter of 2007, from an EBITDA loss of $25,000 in the first quarter of 2006.

Real Estate Advisory Services

The Company’s first quarter 2007 revenue from its real estate advisory services businesses rose to $3,885,000 from $3,664,000 in the comparable period of 2006, primarily as a result of an increase in commissions from tenant representative services, offset by fewer fees received from advisory transactions. Net income for the first quarter of 2007 increased approximately 22.5% to $518,000 from $423,000 in the first quarter of 2006, and EBITDA increased 7.9% to $700,000 in the first quarter 2007 from $649,000 in the comparable period of 2006.

Ascendant Solutions, Inc. • 16250 Dallas Parkway • Suite 100 • Dallas, Texas 75248 • Telephone: (972) 250-0945

Corporate and Other

The Company’s results were impacted by non-cash adjustments of $97,000 and $130,000 in the first quarters of 2007 and 2006 respectively, representing the Company’s share of the equity in losses of Fairways Frisco. The Company is under no obligation to fund the operating losses or debts of Fairways Frisco.

Earnings Before Interest, Taxes, Depreciation & Amortization
($ in thousands)

	Three Months Ended
	March 31, 2007	March 31, 2006	% Change
Healthcare
Retail Pharmacies	$738	$385	91.7%
Park InfusionCare	32	(162)	119.8%
DHI Corporate Overhead	(142)	(248)	42.7%
Total Healthcare	628	(25)	2,612.0%

Real Estate Advisory Services
CRESA Partners of Orange County, L.P.	700	595	17.6%
CRESA Capital Markets Group, L.P.	--	54	-100.0%
Total Real Estate Advisory Services	700	649	7.9%

Corporate and Other
Ampco Partners, Ltd.	31	35	-11.4%
Fairways Frisco, L.P.	(97)	(130)	25.4%
Overhead, net	(350)	(275)	-27.3%
Total Corporate and other	(416)	(370)	-12.4%
Total EBITDA	$912	$254	259.1%

About Ascendant Solutions

Ascendant Solutions, Inc. ("Ascendant" or the “Company”) is a diversified financial services company that has invested in or acquired, or seeks to invest in or acquire, manufacturing, distribution or service companies. The Company also conducts various real estate activities, including performing real estate advisory services for corporate clients and, through an affiliate, purchasing real estate assets as a principal. Ascendant specializes in solving complex transactions where creative and quick solutions can add value to an enterprise.

Ascendant Solutions, Inc. • 16250 Dallas Parkway • Suite 100 • Dallas, Texas 75248 • Telephone: (972) 250-0945

"Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995

This news release includes certain forward-looking statements. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions, plans, projections, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. All forward-looking statements included in this news release are based on information available to the Company on the date hereof. Such statements speak only as of the date hereof. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements.

These risks and uncertainties include, but are not limited to, (a) the following general risks: our limited funds and risks of not obtaining additional funds, certain of our subsidiaries are highly leveraged, potential difficulties managing our subsidiaries, our dependence upon management and a small staff, certain subsidiaries accounting for a significant percentage of revenue, the potential for future leveraged acquisitions, and the difficulty in predicting operations; (b) the following risks to Dougherty’s Holdings, Inc.: potential problems that may arise in operating the Park InfusionCare business, extensive regulation of the pharmacy business, the competitive nature of the retail pharmacy industry, third party payor attempts to reduce reimbursement rates, difficulty in collecting accounts receivable, dependence upon a single pharmaceutical products supplier, shortages in qualified employees, and liability risks inherent in the pharmaceutical industry; (c) the following risks to CRESA Partners of Orange County, L.P.: the size of our competitors, our concentration on the southern California real estate market, the inability to retain senior management and/or attract and retain qualified employees; (d) the following risks to our investments in real estate: our dependence on tenants for lease revenues, the risks inherent in real estate development activities, the ability of the Frisco Square Partnerships to obtain financing on acceptable terms, the general economic conditions of areas in which we focus our real estate development activities, and the illiquidity of real estate investment; and (e) the following other risks: a majority of our common stock is beneficially owned by our principal stockholders, officers and directors, relationships and transactions with related parties, our stock is not traded on NASDAQ or a national securities exchange, effect of penny stock regulations, and litigation.

Because such forward-looking statements are subject to risks, uncertainties and assumptions, you are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s view only as of the date the forward-looking statement is made. Our forward-looking statements are based on the current expectations of management, and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. The cautionary statements made in this report should be read as being applicable to all related forward-looking statements, wherever they appear in this report.

Use of Non-GAAP Financial Information

To supplement the Company’s condensed consolidated financial information presented in accordance with generally accepted accounting principles (“GAAP”) in the press release, the Company uses the non-GAAP financial measure of EBITDA.

The Company’s management reviews these non-GAAP financial measures internally to evaluate the Company’s performance and manage the operations. Additionally, the Company believes that such information also provides investors a better understanding of the Company’s current operating results and provides comparable measures to help investors understand the Company’s future operating results. The non-GAAP measures included in this press release have been reconciled to the comparable GAAP measures, within the attached table, as required under SEC rules regarding the use of non-GAAP financial measures. The Company urges investors to carefully review the GAAP financial information included as part of the Company’s Annual Report on From 10-K and Quarterly Reports on Form 10-Q.

Ascendant Solutions, Inc. • 16250 Dallas Parkway • Suite 100 • Dallas, Texas 75248 • Telephone: (972) 250-0945

	Three Months Ended March 31,
	($ in thousands)
	Healthcare			Real Estate Advisory Services
	2007	2006	$ Change	2007	2006	$ Change
Revenue	$10,772	$9,961	$811	$3,885	$3,664	$221
Cost of Sales	7,127	6,931	196	2,514	2,124	390
Gross Profit	3,645	3,030	615	1,371	1,540	(169)
Operating expenses	3,117	3,133	(16)	724	948	(224)
Equity in income (losses) of equity method investees	-	-	-	-	-	-
Other income	1	1	-	-	-	-
Interest income (expense), net	(87)	(82)	(5)	(64)	(106)	42
Minority interests	-	-	-	(8)	(18)	10
Income tax provision	-	-	-	(57)	(45)	(12)
Net income (loss)	$442	$(184)	$626	$518	$423	$95
Plus:
Interest (income) expense, net	$87	$82	$5	$64	$106	$(42)
Income tax provision	-	-	-	57	45	12
Depreciation and amortization	99	77	22	61	75	(14)
EBITDA	$628	$(25)	$653	$700	$649	$51

	Three Months Ended March 31,
	($ in thousands)
	Corporate & Other			Consolidated
	2007	2006	$ Change	2007	2006	$ Change

Revenue	$-	$-	$-	$14,657	$13,625	$1,032
Cost of Sales	-	-	-	9,641	9,055	586
Gross Profit	-	-	-	5,016	4,570	446
Operating expenses	356	277	79	4,197	4,358	(161)
Equity in income (losses) of equity method investees	(66)	(95)	29	(66)	(95)	29
Other income	-	5	(5)	1	6	(5)
Interest income (expense), net	(15)	4	(19)	(166)	(184)	18
Minority interests	-	(9)	9	(8)	(27)	19
Income tax provision	(5)	(9)	4	(62)	(54)	(8)
Net income (loss)	$(442)	$(381)	$(61)	$518	$(142)	$660
Plus:
Interest (income) expense, net	$15	$(4)	$19	$166	$184	$(18)
Income tax provision	5	9	(4)	62	54	8
Depreciation and amortization	6	6	-	166	158	8
EBITDA	$(416)	$(370)	$(46)	$912	$254	$658

Ascendant Solutions, Inc. • 16250 Dallas Parkway • Suite 100 • Dallas, Texas 75248 • Telephone: (972) 250-0945

	March 31, 2007 and December 31, 2006
	($ in thousands)
	Healthcare		Real Estate Services		Corporate and Other		Consolidated
	2007	2006	2007	2006	2007	2006	2007	2006

Total assets	$7,580	$7,483	$10,986	$12,363	$927	$1,193	$19,493	$21,039

Selected Balance Sheet Data ($ in thousands)	March 31, 2007	December 31, 2006

Assets:
Cash and cash equivalents	$2,091	$2,686
Trade accounts receivable, net	4,622	5,339
Inventories, net	3,096	2,832
Working capital (deficit)*	3,646	(86)
Equity method investments	353	419
Goodwill	7,299	7,299
Total assets	$19,493	$21,039

Liabilities and Stockholders' Equity:
Accounts payable and accrued liabilities	$4,567	$5,927
Notes payable (including current maturities)	9,194	9,930
Stockholders' equity	$4,777	$4,235

* Includes $2,380 and $6,106 for current maturities of notes payable at March 31, 2007 and December 31, 2006, respectively.

Ascendant Solutions, Inc. • 16250 Dallas Parkway • Suite 100 • Dallas, Texas 75248 • Telephone: (972) 250-0945